UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 2, 2005	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

105 Baylis Road Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)
(631) 777-8900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 2, 2005, the Board of Directors (“the Board”) of Comtech Telecommunications Corp. (“the Company”) amended the Company’s 2000 Stock Incentive Plan (the “Plan”) as follows, effective as of August 1, 2005:

i.

the vesting period of non-employee director stock options is three years, with 25% vesting at the end of the first year following the grant date, 25% vesting at the end of the second year following the grant date, and 50% vesting at the end of the third year following the grant date; and

ii.	the term of non-employee director stock options is five years.

All of the other Plan terms relating to non-employee director stock option grants remain in effect.

In addition, on August 2, 2005, the Company’s Executive Compensation Committee (the “Committee”) granted nonqualified stock options to the named executive officers in the Company’s most recent Proxy Statement (the “Named Executive Officers”). These stock options also contain the same three-year vesting provisions and five-year terms as discussed above. The Named Executive Officers and other grant information are presented below:

Number of Option
Name	Shares Granted	Exercise Price
Fred Kornberg	105,000	$35.90
Robert G. Rouse	45,000	$35.90
Robert L. McCollum	20,000	$35.90
Richard L. Burt	30,000	$35.90

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTECH TELECOMMUNICATIONS CORP.

Dated:	August 5, 2005
By:	/s/ Robert G. Rouse
Name:	Robert G. Rouse
Title:	Executive Vice President and Chief Financial Officer

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